FORM OF
                             SUB-ADVISORY AGREEMENT
                                   SCHEDULE A

                    SERIES OF NEUBERGER BERMAN EQUITY FUNDS

     The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman All Cap Growth Fund
Neuberger Berman Century Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Premier Analysts Fund
Neuberger Berman Premier Convergence Fund
Neuberger Berman Premier Dividend Fund
Neuberger Berman Premier Energy Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Socially Responsive Fund


Date: December 17, 2007